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                                                                  EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation, Bay View Capital I and Bay View Capital II, on Form S-3 of our report dated January 26, 1998, appearing in the Annual Report on Form 10-K of Bay View Capital Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche llp

San Francisco, California
September 24, 1998